BECKSTEAD AND WATTS, LLP
CERTIFIED PUBLIC ACCOUNTANTS

                                                          3340 Wynn Rd., Ste. B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                               702.362.0540 fax


                              VIA EMAIL ATTACHMENT
                              --------------------
             (Signed copy to be faxed to Mr. Harper at 702.221.1963)


January 27, 2004


The Board of Directors of
World Information Technology, Inc.
c/o John D. Harper, Esq.
Las Vegas, NV


Gentlemen:

We have found your form 8-K drafted to report our resignation to be inaccurate and incomplete. We resigned on January 15, 2004. That date should be stated clearly. On that date, we provided you with a detailed letter setting forth the reasons for our resignation. That letter should be set forth as an exhibit. This letter should also be set forth as an exhibit.

Your statement at the end of the first paragraph ("At no time were there any disagreements between WRLT and Beckstead and Watts, LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scopes or procedures") is inaccurate and misleading for the reasons set forth in our letter of January 15, 2004. We note the requirements of Item 304 which requires that the Form 8-K state each such disagreement, state whether any audit committee discussed the subject matter of the disagreements, and state whether you have authorized us to discuss those disagreements with the successor auditor.

Your statement in the last paragraph before Item 4(b) ("On January 26, 2004, the Company provided a draft copy of the report on Form 8-K to Beckstead and Watts, LLP, requesting their comments on the information contained therein") is inaccurate. We received the Form 8-K on January 27th, not January 26th.

We believe that the Form 8-K needs to address specifically the matters required by Item 304(a)(1)(v), paragraphs (A) through (D).

We have attached our letter of January 15, 2004, which we incorporate herein.

We hereby withdraw our review report included with your financial statements for the quarter ended September 30, 2003, because we are concerned with respect to their accuracy, based on the information we subsequently have discovered.

Sincerely,

/s/ Beckstead and Watts LLP
------------------------------
Beckstead and Watts, LLP


cc:  Mr. John D. Harper, Esq.